For Immediate Release:

             BIO-KEY INTERNATIONAL PROVIDES 2004 FINANCIAL GUIDANCE

MINNEAPOLIS, MINNESOTA - MARCH 18, 2004-- BIO-key International, Inc. (OTC Bulletin Board: BKYI - News), the leader in finger-based biometric identification technology, today provided financial guidance for the Company's 2004 fiscal year ending December 31, 2004.

Revenue results for 2003 of $524,101 reflected an important milestone in the company's history as it marked the transition of BIO-key from a development company to a revenue generating company, reflecting the growing interest and acceptance of BIO-key's highly accurate, vendor independent, scalable "one-to-many" fingerprint biometric technology.

During 2003, BIO-key announced new contracts and strategic partnerships with premier integrators such as Oracle, Northrop Grumman, HP, ChoicePoint, Autodesk, SAFlink and Netegrity, becoming a qualified supplier under the GSA contract and winning a project with the National Sheriffs' Association.

Notably, BIO-key achieved superior performance results in independent testing done by the International Biometric Group and received a "Product of the Year Award" by BiometriTech, a leading authority on biometrics and security.

The Company strengthened its balance sheet by retiring approximately $6.5 million of its long-term debt for equity, without increasing the number of shares outstanding on a fully diluted basis.

Additionally, BIO-key formed a joint venture with ClassifEye Ltd., to compress BIO-key's biometric identity algorithms into embedded security solutions for mobile and wireless devices; and announced an agreement to acquire Public Safety Group, Inc., a privately held leader in wireless solutions for law enforcement and public safety markets. PSG's PocketCop(C) solution provides security officials instantaneous wireless access to important criminal, civil and private database information such as Wanted, Warrant, Vehicle Registration and Driver License information.

Based upon momentum coming out of 2003 and the plans in place for 2004, the Company believes it can deliver dramatic revenue growth of $7 - $9 million and income from operations of $1 million.


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ABOUT BIO-KEY

BIO-key develops and licenses advanced biometric finger identification technologies that are cost effective, scalable and easy to deploy. BIO-key products provide "True User Identification(TM)" for the prevention of data and identity theft while preventing false aliases. BIO-key pioneered the only finger identification algorithm that has been certified by the ICSA, and today continues that innovation by offering cost effective, high-performance one-to-many finger and one-to-one identification solutions that provide security and positive identification for both government and enterprise applications.
( http://www.bio-key.com  )


BIO-KEY SAFE HARBOR STATEMENT

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. The words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. For a more complete description of certain risks and uncertainties that may affect the future performance of BIO- key International, see "Risk Factors" in the Company's Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made and the Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.


CONTACT:
Albert Maruggi,
+1-651-695-0174
amaruggi@providentpartners.net